Consolidated Balance Sheet
	As Previously
	Reported	Restated
	Three Month Ended	Three Month Ended
	March 31,	March 31,
	2008	2008
Property and equipments, net	$27,343,976	$28,297,036
Intangible assets, net	6,464,173	6,616,622
Retained (deficit) earnings unrestricted	$(2,987,195)	$(1,936,960)

Consolidated Statements of Operation
	As Previously
	Reported	Restated
	Three Month Ended	Three Month Ended
	March 31,	March 31,
	2008	2008
Cost of goods sold	$(3,940,080)	$(3,817,246)
As included in General and administrative expenses
Depreciation expense	$(123,220)	$(123,220)
Amortization expense	(51,575)	(51,575)
Total operating expense	(3,101,353)	(3,101,353)
Operating income / (loss)	(1,094,063)	(971,229)
Income / (loss) before minority interest and income taxes	(2,004,652)	(1,881,818)
Net income / (loss)	(2,154,106)	(2,037,413)
Earnings / (loss) per share - basic	(0.02)	(0.02)
Earnings / (loss) per share - diluted	$(0.02)	$(0.02)

Consolidated Balance Sheet
	As Previously
	Reported	Restated
	Three Month Ended	Three Month Ended
	March 31,	March 31,
	2007	2007
Property and equipments, net	$13,766,129	$14,295,607
Intangible assets, net	1,459,487	1,544,181
Retained (deficit) earnings unrestricted	$7,853,700	$8,437,165

Consolidated Statements of Operation
	As Previously
	Reported	Restated
	Three Month Ended	Three Month Ended
	March 31,	March 31,
	2007	2007
Cost of goods sold	$(1,970,047)	$(1,847,212)
As included in General and administrative expenses
Depreciation expense	$(76,576)	$(76,576)
Amortization expense	(26,284)	(26,284)
Total operating expense	(585,538)	(585,538)
Operating income / (loss)	473,450	596,285
Income / (loss) before minority interest and income taxes	456,802	579,637
Net income / (loss)	416,037	532,731
Earnings / (loss) per share - basic	0.00	0.01
Earnings / (loss) per share - diluted	$0.00	$0.00